Exhibit 23.1

CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (Nos. 333-111985,
333-76570, 333-76080, 333-96047, 333-96045, 333-47422, 333-105737 and 333-105738) and on Form S-3 (Nos. 333-66088, 333-47532, 333-32036, and 333-46634) of Dynegy Inc. of our report dated February 26, 2004 relating to the financial statements and financial statement schedules, which appears in this Form 10-K.

PricewaterhouseCoopers LLP

Houston, Texas

February 27, 2004